AMENDMENT

TO

AMENDED AND RESTATED INVESTMENT

SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 30th day of November, 2023, by and between Mason Street Advisors, LLC (the “Adviser”) and Allspring Global Investments, LLC (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Amended and Restated Investment Sub-Advisory Agreement dated November 30, 2022 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Select Bond Portfolio (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. That portion of Schedule A to the Agreement that relates to the Select Bond Portfolio shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

ALLSPRING GLOBAL INVESTMENTS, LLC		MASON STREET ADVISORS, LLC

By:		By:

Name:	Traci McCormack	Name:	Bonnie L. Tomczak

Title:	Global Head of Fund and Client Services	Title:	President

EXHIBIT A

SCHEDULE A

TO

AMENDED AND RESTATED INVESTMENT

SUB-ADVISORY AGREEMENT BETWEEN

MASON STREET ADVISORS, LLC

AND

ALLSPRING GLOBAL INVESTMENTS, LLC

As Amended November 30,

2023

Fee Effective : January 1, 2024

Portfolio	Fee
Select Bond Portfolio	First $ 500 Million: 0.14% of average daily net assets
Next $500 Million: 0.12% of average daily net assets
Next $1 Billion: 0.10% of average daily net assets
Assets Over $ 2 Billion: 0.09% of average daily net assets